SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2008

EDGAR Online, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	0-26071	06-1447017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Washington Street Norwalk, Connecticut	06854
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 852-5666

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2008, the Company entered into a Services Agreement (“Agreement”) with R.R. Donnelley & Sons Company (“RR Donnelley”). This Agreement supersedes and replaces the Services Agreement between the Company and RR Donnelley entered into on February 7, 2006.

The Agreement memorializes a three-year commitment in which the parties agree to jointly offer public companies a compliance solution for financial reporting in eXtensible Business Reporting Language (“XBRL”). In accordance with the Agreement, RR Donnelley agrees not to offer a competitive XBRL translation service to its customers and the Company agrees not to partner with certain of RR Donnelley’s competitors to provide XBRL translation services for certain Securities and Exchange Commission (“SEC”) filings. As consideration for the Agreement, RR Donnelley agrees to pay the Company annual fixed fees to scale and integrate the joint translation offering and maintain the Company’s exclusive service, as well as variable fees to be paid on a per-filing basis. RR Donnelley has also agreed to provide the Company with a minimum number of filings to translate each year during the term of the Agreement. The agreement defines a per-filing fee schedule and a model for reviewing these fees annually or periodically based on market conditions. In addition, the Company has agreed to perform its duties according to a specific Service Level Agreement which is incorporated by reference to and made part of the Agreement.

The Agreement contains standard confidentiality, non-solicitation and termination provisions as well as provisions relating (i) to termination of the Agreement within sixty (60) days after the effective date in the event the SEC mandate proposed on May 14, 2008 is rescinded and (ii) to modification of the Agreement in the event that the SEC mandate is not effectuated as originally proposed. The Company has also agreed to pay RR Donnelley a fee that is less than the annual fixed fees described above in the event the Agreement is terminated prior to its full three year term under certain circumstances.

The Company and RR Donnelley issued a joint press release on October 1, 2008 announcing the Agreement, a copy of which is attached as Exhibit 99 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
99	Press Release by the Company, dated October 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGAR Online, Inc.

/s/ Philip D. Moyer
Philip D. Moyer
Chief Executive Officer and President

Dated: October 2, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99	Press Release by the Company, dated October 1, 2008.